UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2015

CNL Lifestyle Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51288	27-2876363
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407) 650-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

2015 Annual Meeting of Stockholders

Meeting and Record Dates

The 2015 Annual Meeting of the stockholders of CNL Lifestyle Properties, Inc. (the “Company”) will be held on December 15, 2015 at 9:30 a.m., local time, at the Company’s principal offices located at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801 (such meeting, and any adjournment or postponement thereof, the “2015 Annual Meeting”). Only stockholders of record at the close of business on October 27, 2015 (the “Record Date”) will be entitled to notice of and to vote at the 2015 Annual Meeting. On or about November 2, 2015, a proxy statement relating to the 2015 Annual Meeting will be mailed to Company’s stockholders of record as of the Record Date.

Stockholder Nominations and Proposals

Stockholders desiring to make nominations for directors, and/or to bring a proper subject before the 2015 Annual Meeting, must do so by notice timely received by Holly J. Greer, Secretary of the Company, at the Company’s offices at 450 South Orange Avenue, Orlando, Florida 32801, no later than October 16, 2015, in compliance with the requirements of the Company’s amended and restated bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 30, 2015		CNL LIFESTYLE PROPERTIES, INC.
a Maryland corporation

		By:	/s/ Tammy J. Tipton
Tammy J. Tipton
Chief Financial Officer and Treasurer